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                                                                    Exhibit 21.1

List of Subsidiaries of Paradyne Netoworks, Inc.


                                               Domestic or Foreign &
  Name                                         Country of Incorporation
--------------------------------------         ---------------------------------
Paradyne Networks, Inc.                        Domestic - Delaware
Paradyne Corporation                           Domestic - Delaware
Paradyne Canada, LTD                           Foreign - Canada
Paradyne International LTD                     Foreign - UK
Paradyne International Sales Ltd.              Foreign - Barbados
Paradyne Worldwide Corp.                       Domestic - Delaware
Ark Electronic Products, Inc.                  Domestic - Florida
Communications Equipment Corporation           Domestic - Delaware
Paradyne Finance Corp.                         Domestic - Delaware
Paradyne Services, LLC                         Domestic Limited Liability
                                               Company - Delaware
Elastic Networks Inc.                          Domestic - Delaware